Exhibit 4.3 DESCRIPTION OF THE REGISTRANT’S SECURITIES REGISTERED PURSUANT TO SECTION 12 OF THE SECURITIES EXCHANGE ACT OF 1934 Ligand Pharmaceuticals Incorporated (“Ligand,” “we,” “our” and “us”) has one class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended: our common stock. Description of Common Stock General The following summary of the terms of our common stock does not purport to be complete and is subject to and qualified in its entirety by reference to our Amended and Restated Certificate of Incorporation, as amended (the “certificate of incorporation”), and the Amended and Restated Bylaws, as amended (the “bylaws”), which are filed as exhibits to our most recent Annual Report on Form 10-K and are incorporated by reference herein. Under our certificate of incorporation, the total number of shares of all classes of stock that we have authority to issue is 65,000,000, consisting of 5,000,000 shares of preferred stock, par value $0.001 per share, and 60,000,000 shares of common stock, par value $0.001 per share. Common Stock Voting Rights The holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders, including the election of directors, and do not have cumulative voting rights. Accordingly, the holders of a majority of the shares of common stock entitled to vote in any election of directors can elect all of the directors standing for election, if they so choose. Dividends Subject to limitations under Delaware law and preferences that may be applicable to any then outstanding preferred stock, holders of common stock are entitled to receive ratably those dividends, if any, as may be declared by our board of directors out of legally available funds. Liquidation Upon our liquidation, dissolution or winding up, the holders of common stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities of our company, subject to the prior rights of any preferred stock then outstanding. 1

Rights and Preferences Holders of common stock have no preemptive or conversion rights or other subscription rights and there are no redemption or sinking funds provisions applicable to the common stock. Fully Paid and Nonassessable All outstanding shares of our common stock are fully paid and nonassessable and the shares of common stock offered hereby will be fully paid and nonassessable. Anti-Takeover Effects of Provisions of Our Certificate of Incorporation, Our Bylaws and Delaware Law Some provisions of Delaware law, our certificate of incorporation and our bylaws contain provisions that could make the following transactions more difficult: acquisition of us by means of a tender offer; acquisition of us by means of a proxy contest or otherwise; or removal of our incumbent officers and directors. It is possible that these provisions could make it more difficult to accomplish or could deter transactions that stockholders may otherwise consider to be in their best interest or in our best interests, including transactions that might result in a premium over the market price of our shares. These provisions, summarized below, are expected to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors. We believe that the benefits of increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging these proposals because negotiation of these proposals could result in an improvement of their terms. Undesignated Preferred Stock The ability to authorize undesignated preferred stock makes it possible for our board of directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of us. These and other provisions may have the effect of deferring hostile takeovers or delaying changes in control or management of our company. Requirements for Advance Notification of Stockholder Nominations and Proposals Our bylaws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of the board of directors or a committee of the board of directors. These provisions could have the effect of delaying until the next stockholder meeting stockholder actions that are favored by the holders of a majority of our outstanding voting securities. Elimination of Stockholder Action by Written Consent Our certificate of incorporation eliminates the right of stockholders to act by written consent without a meeting. 2

Special Meetings Our bylaws state that a special meeting of the stockholders may be called by our president and shall be called by our president or secretary upon written request from our board of directors or upon a written request from stockholders owning at least 10% of the entire capital stock of the company issued and outstanding and entitled to vote. Delaware Anti-Takeover Statute We are subject to Section 203 of the Delaware General Corporation Law. This statute regulating corporate takeovers prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for three years following the date that the stockholder became an interested stockholder, unless: • prior to the date of the transaction, the Board approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder; • the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding (a) shares owned by persons who are directors and also officers and (b) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or • on or subsequent to the date of the transaction, the business combination is approved by the Board and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder. Section 203 defines a business combination to include: • any merger or consolidation involving the corporation and the interested stockholder; • any sale, transfer, pledge or other disposition involving the interested stockholder of 10% or more of the assets of the corporation; • subject to exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder; • any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or 3

• the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation. In general, Section 203 defines an interested stockholder as an entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by such entity or person. Fair Market Value Provision Our certificate of incorporation contains a fair market value provision that requires the approval of the holders of 66 2/3% of our outstanding voting stock as a condition to a merger or certain other business transactions with, or proposed by, any person that beneficially owns, directly or indirectly, 15% or more of our voting stock (an “Interested Stockholder”), except in cases where a majority of the Continuing Directors (as defined below) approve the transaction or certain minimum price criteria and other procedural requirements are met. A “Continuing Director” is (i) a director who was originally elected upon incorporation of Ligand, (ii) a director who is not an Interested Stockholder or affiliated with an Interested Stockholder, or (iii) a director whose nomination or election to our board of directors is recommended or approved by a majority of the Continuing Directors. The minimum price criteria are recommended or approved by a majority of the Continuing Directors. The minimum price criteria generally require that, in a transaction in which stockholders are to receive payments, holders of our common stock must receive, on the consummation date of the transaction, a value equal to the higher of (A) the highest price paid by the Interested Stockholder for common stock during the prior two years and (B) the highest closing sale price of common stock during the 30-day period before (1) the announcement of the transaction or (2) the date on which the Interested Stockholder became an Interested Stockholder, whichever is higher. In addition, such payment must be made in cash or in the type of consideration paid by the Interested Stockholder for the greatest portion of its shares. Our board of directors believes that this fair market value provision helps assure that all our stockholders will be treated similarly if certain kinds of business transactions are effected. However, this fair market value provision may make it more difficult to accomplish certain transactions that are opposed by the incumbent board of directors and that could be beneficial to stockholders. Amendment of Charter Provisions The amendment of any of the above provisions, except for the provision making it possible for our board of directors to issue preferred stock, would require approval by holders of at least 66 2/3% of our then outstanding common stock. The provisions of Delaware law, our certificate of incorporation and our bylaws could have the effect of discouraging others from attempting hostile takeovers and, as a consequence, they may also inhibit temporary fluctuations in the market price of our common stock that often result from actual or rumored hostile takeover attempts. These provisions may also have the effect of preventing changes in our management. It is possible that these provisions could make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interests. 4

Amendment of Bylaws The affirmative vote of the holders of at least the majority of the total voting power of all outstanding shares of our voting stock is required for stockholders to amend our bylaws. This provision makes it more difficult to circumvent the anti-takeover provisions of our bylaws. Our board of directors is authorized to make, amend, supplement or repeal our bylaws; provided that no amendment or supplement to the bylaws adopted by the board of directors may vary or conflict with any amendment or supplement duly adopted by the stockholders. Listing Our common stock is listed for trading on the Nasdaq Global Market under the symbol “LGND.” Transfer Agent and Registrar The transfer agent and registrar for our common stock is Computershare Trust Company N.A. 5